EXHIBIT 4.10


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED,
AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD,
ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT
OR
AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND,
IF
AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE
DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE
COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 p.m. Eastern Standard Time, on July 31,
2001.


WARRANT TO PURCHASE COMMON STOCK

OF

THE AEGIS CONSUMER FUNDING GROUP, INC.


          FOR VALUE RECEIVED, THE AEGIS CONSUMER
FUNDING
GROUP, INC. (the "Company"), a Delaware corporation, hereby certifies that
Bjorn Ahlstrom, or its permitted assigns, is entitled to purchase from the
Company, at any time or from time to time commencing
July 31, 1996, and prior
to 5:00 P.M., Eastern Standard Time, on July 31, 2001,
7,000 shares of Common
Stock, par value $.01 per share, of the Company at $4.5375 per share with an aggregate purchase price of $31,762.50 (hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common
Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate
Warrant Price," (iv) the price
payable hereunder for each of the Warrant Shares is referred to as the "Per Share
Warrant Price," (v) this document or any substitution for this Warrant are referred to as the "Warrant" and (vi) the holder of this Warrant is referred to as the
"Holder.") The number of Warrant Shares for which this Warrant is exercisable is subject to adjustment as hereinafter provided. In the event of any such adjustment, the Per Share Warrant Price shall be adjusted by multiplying the Per
Share Warrant Price in effect immediately prior to such adjustment by a fraction the numerator of which is the aggregate number of Warrant Shares for which this
Warrant may be exercised immediately prior to such adjustment and the denominator of which is the aggregate number of Warrant
Shares for which this
Warrant may be exercised immediately after such adjustment.

1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, commencing July 31, 1996, and prior to 5:00 P.M.,
Eastern Standard Time, on July 31, 2001, by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 8(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this
Warrant is exercised in part.

          The Aggregate Warrant Price or Per Share
Warrant Price may be paid:  (a)
in cash, (b) by surrender to the Company of Warrants or shares of its Common
Stock with a fair market value, on the date of exercise, that is equal to the Aggregate Warrant Price or Per Share Warrant Price, as the case may be, in respect of the number of Warrants exercised, or (c) by a combination of (a) and
(b) hereof. In addition to and without limiting the rights of the Holder under the terms of the preceding sentence of this Section 1, the Holder shall have the right to convert Warrants or any portion thereof (the
"Conversion Right") into Warrant
Shares as provided in this paragraph, but only if, at the time of such conversion, the Per Share Warrant Price shall be less than the current market price per share of Common Stock and the Warrants shall otherwise be exercisable under the provisions of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of Warrants (the "Converted
Warrants"), the Company shall
deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of Warrant Shares equal to the quotient obtained by dividing (a) the difference between (i) the product of the fair value per share of Common Stock as of the date the Conversion Right is exercised (the "Conversion
Date") and the number of Warrant Shares into which the Converted Warrants could have been exercised hereunder and (ii) the aggregate Per Share Warrant
Price that would have been payable upon such exercise of the Converted Warrants as of the Conversion Date, by (b) the fair value per share of Common Stock as of the Conversion Date. For purposes of this paragraph, the fair value per share of Common Stock shall mean the average Closing Price of the Common Stock for the ten Trading Days immediately preceding the Conversion Date.

          As used in this Section 1, Trading Date
means, in the event that the
Common Stock is listed or admitted to trading on the New York Stock Exchange
(or any successor to such exchange,), a day on which the New York Stock
Exchange (or such successor) is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on such exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business.

          As used in this Section 1, the Closing Price of the Company's Common
Stock shall be the last reported sale price as shown on the Composite Tape of the
New York Stock Exchange, or, in case no such reported sale price is quoted on such day, the average of the reported closing bid and asked prices on the New
York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, the last reported sales price, or in case no such reported sales price is quoted on such day, the average of the reported closing bid and asked prices, on the principal national securities exchange
(including, for purposes
hereof, the National Association of Securities Dealers,
Inc. National Market
System) on which the Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the high closing bid price and the low closing asked price as reported on an inter-dealer quotation system. In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

          Payment for Warrant Shares if made by cash shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the
Company will (a) issue a certificate or certificates in the name of the Holder for the shares of the Common Stock to which the Holder shall be entitled, and (b) deliver the proportionate part thereof to and in the name of the Holder if this Warrant is exercised in part, pursuant to the provisions of the Warrant.

          No warrant granted herein shall be
exercisable after
5:00 p.m. Eastern Standard Time on the fifth anniversary of the date of issuance.


2. Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.


3.  Anti-Dilution Provisions.

          (a)  If, at any time or from time to time
after the date of this Warrant, the
Company shall distribute to the holders of the Common
Stock (i) securities, other
than shares of the Common Stock, or (ii) property, other than cash, without payment therefor, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

          (b)  In case the Company shall hereafter (i)
pay a dividend or make a
distribution on its capital stock in shares of Common
Stock, (ii) subdivide its
outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the number of Warrant Shares for which this Warrant may be exercised shall be adjusted so that if the Holder surrendered this Warrant for exercise after such action the Holder would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have been entitled to receive had such Warrant been exercised immediately prior to such action. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of this Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

          (c)  In case of any consolidation or merger
to which the Company is a party
other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the
Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be possible, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant.
The above provisions of this subsection (c) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (d)  Whenever the Per Share Warrant Price is
adjusted as provided in this
Warrant and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall promptly prepare a certificate of an officer of the Company, setting forth the Per
Share Warrant Price and the
number of Warrant Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the
Holder.

          (e) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common
Stock, other than out of
earned surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common
Stock represented by each and every certificate for Warrant Shares delivered on the proper exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant
Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant
Shares or certificates
therefor.

5.  Transfer.

          (a)  Securities Law.  Neither this Warrant
nor the Warrant Shares issuable
upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event the Holder desires to transfer this Warrant or any of the Warrant Shares issued, the
Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission
(the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under either such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred have been registered under the Securities Act, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Shares to be sold or transferred.

          (b) Lockup Agreements with Underwriters. In the event of a public offering of the Company's securities, the Holder agrees to enter into an agreement with the Underwriter or Underwriter's representative for the public offering of the Company's securities restricting the sale, transfer or other disposition of this
Warrant or the Warrant Shares to the extent that such agreement is required to be executed by the Underwriter.

          (c)  Conditions to Transfer.  Prior to any
such proposed transfer, and as a
condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the
Company may place a "stop transfer order" with its transfer agent or registrar, and
(iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

          (d) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 5, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability
(including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach by the
Holder of, this Warrant, (b) any transfer of the Warrant or any of the Warrant
Shares in violation of the Securities Act, the Exchange
Act or the rules and
regulations promulgated under either of such acts, (c) any transfer of the Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

          (e)  Transfer.  Upon surrender of this
Warrant to the Company or at the
office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

          (f) Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

     "The shares of common stock represented by this certificate have not been registered under the Securities act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

6. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7. Warrant Holder Not Shareholder. Except as otherwise provided herein, this
Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          (a)  the Company at 525 Washington Blvd.,
Jersey City, New Jersey 07310,
or such other address as the Company has designated in writing to the Holder, or

          (b)  the Holder at 25 Phillips Parkway,
Montvale, NJ 07645, or such other
address as the Holder has designated in writing to the Company.

9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflict of laws thereof.


          IN WITNESS WHEREOF, THE AEGIS CONSUMER
FUNDING
GROUP, INC. has caused this Warrant to be signed by a duly authorized officer as of this 31st day of July 1996.


ATTEST:                       THE AEGIS CONSUMER
FUNDING GROUP, INC.



_____________________
By:____________________________________
                              Name: Angelo R. Appierto
                              Title:Chief Executive
Officer















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